Exhibit 32.2

SECTION 906 CERTIFICATION

The undersigned hereby certifies that Amendment No. 1 to the Quarterly Report on Form 10-Q of Israel Growth Partners Acquisition Corp. (the “Registrant”) for the quarter ended October 31, 2011, as originally filed with the Securities and Exchange Commission on December 15, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: January 10, 2012	/s/ Mitchell Metzman
Mitchell Metzman
Chief Financial Officer